Exhibit 8.2

[CONYERS DILL & PEARMAN LETTERHEAD]

                     2007

China Digital TV Holding Co., Ltd.	DIRECT LINE:	852 28429531
Jingmeng High-Tech Building B, 4/F	E-MAIL:	anna.chong@conyersdillandpearman.com
No. 5 Shangdi East Road Haidian District Beijing 100085 People’s Republic of China	OUR REF:	#871497/239085

Dear Sirs,

China Digital TV Holding Co., Ltd. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 (Registration No. 333-            ) initially filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on                      2007, as subsequently amended (the “Registration Statement”, which term does not include any exhibits thereto), relating to the registration of an aggregate of                      American Depositary Shares, each representing                      ordinary share[s], par value of US$0.0005 per share, of the Company (the “Ordinary Shares”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 1 May 2007, issued in favour of the Company and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified)

China Digital TV Holding Co., Ltd.

                     2007

examined by us and the authenticity and completeness of the originals from which such copies were taken, (ii) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, and (iii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purpose of the filing of the Registration Statement and the offering of the American Depositary Shares and the Ordinary Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation—Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are true and accurate and that such statements constitute our opinion.

We hereby consent to the filing with the Commission of this letter as an exhibit to the Registration Statement, and the references to us under the captions “Taxation”, “Legal Matters”, and “Enforceability of Civil Liabilities” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman